                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       INTERALLIED RESTAURANT GROUP, INC.

                   Under Title 7 Chapter 78 Section 390 of the
                         General Corporation Law of the
                                 State of Nevada

--------------------------------------------------------------------------------

         Pursuant to the provisions of Section 390 of the General Corporation Law of the State of Nevada, the undersigned, being the President and Secretary of the Corporation, hereby certify:

         FIRST:   The name of the corporation is:

                  INTERALLIED RESTAURANT GROUP, INC.

         SECOND: That the Certificate of Incorporation was filed by the Secretary of State of Nevada on May 27, 1975.

         THIRD: The corporation hereby amends its Certificate of Incorporation as follows:

                  Paragraph 1 of the Certificate of Incorporation relating to the corporate title of the corporation, is hereby amended to read as follows:

                  "1. The name of the corporation is Interallied Group, Inc."

         FOURTH: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of at least a majority of the outstanding shares entitled to vote thereon via written consent of the shareholders of the Company pursuant to Section 390 of the General Corporation Law of Nevada. Said authorization being subsequent to the affirmative vote of the Board of Directors.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury this 12th day of January, 1999.


                                          By: /s/ Ira Keeperman
                                             ---------------------------------
                                             Ira Keeperman, President


                                          By: /s/ Maureen Sirull
                                             ---------------------------------
                                             Maureen Sirull, Assistant Secretary

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                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       Of
                            SERIES A PREFERRED STOCK
                                       Of
                       INTERALLIED RESTAURANT GROUP, INC.

         Interallied Restaurant Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada
("Corporation"), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Corporation ("Board of Directors") under its Certificate of Incorporation, and in accordance with Section 78.1955 of the Nevada General Corporation Law, the Board of Directors has adopted the following resolution:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of a series of the Corporation's preferred stock, par value $0.01 per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

         The designation of this series, which consists of 5,000,000 shares of Preferred Stock, is the Series A Preferred Stock ("Preferred Stock") and the stated value shall be Two Dollars ("Stated Value or Liquidation Preferred").

         1. Rank. All shares of the Preferred Stock shall rank senior to the Corporation's common stock, ("Common Stock"), and to any other class of capital stock or series of preferred stock now existing or hereafter established by the Board of Directors (collectively, "Junior Securities"), as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         2. Dividends. The Corporation is not required to pay any dividends on the Preferred Stock, but as long as any shares of Preferred Stock remain outstanding, no dividends or distributions of any kind shall be declared or paid by the Corporation on or with respect to holders of any Junior Securities of the Corporation unless such dividends also declared and paid on the same basis to the holders of Preferred Stock.






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         3.       Preference Upon Liquidation and Other Events.

                  Liquidation. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having Jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (any and all of the foregoing being referred to as a "Liquidation Event", no distribution shall be made to the holders of any Junior Securities upon liquidation, dissolution or winding up unless prior thereto the holders of shares of the Preferred Stock shall have received the "Liquidation Preference" with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the Liquidation Preference payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Preferred Stock shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

                  (b) Notice. The Corporation shall not effect any distribution as a result of a Liquidation Event, unless each holder of Preferred Stock has been mailed written notice of such distribution at least 20 days prior thereto and in no event later than 10 days prior to the record date for the determination of stockholders entitled to participate in such distribution.

         4.       Conversion.

                  (a) Mandatory Conversion. The Preferred Stock shall automatically convert into shares of Common Stock upon filing of a Certificate of Amendment of the Certificate of Incorporation or other document which increases the shares of Common Stock by 5,000,000 and/or provides for a reverse stock split. Each share of Preferred Stock shall be converted into one share of Common Stock or such fractional number of shares of Common Stock to reflect any reverse split.

         5.       Voting Rights.

                  The holders of record of shares of Preferred Stock shall be entitled to the following voting rights:

                           (i)      those voting rights required by applicable
law; and

                           (ii)     the right to vote together with the holders
of the Common Stock upon any matter submitted to such holders for a vote.

         6. Cancellation of Preferred Stock. In the event any shares of Preferred Stock shall be converted, liquidated or redeemed, the shares so converted, liquidated or redeemed shall be cancelled, shall return to the status of unauthorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Class A Preferred Stock.

         IN WITNESS WHEREOF, INTERALLIED RESTAURANT GROUP, INC. has caused this Certificate of Designations to be duly executed by its President, who affirms that the information contained in the foregoing Certificate of Designations, Preferences and Rights is true under the penalties of perjury this ___ day of September, 1998.






                                         INTERALLIED RESTAURANT GROUP, INC.


                                          By: /s/ Ira Keeperman
                                             ---------------------------------
                                             President


                                          By: /s/ Patrice E. Croghan
                                             ---------------------------------
                                             Secretary


State of New York            )
                             )ss.
County of New York           )

         On ______________________, personally appeared before me, a Notary Public, ____________________________________, who acknowledged that they executed the above instrument.


                                          --------------------------------------
                                                     Signature of Notary


        (NOTARY STAMP OR SEAL)

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                       INTERALLIED RESTAURANT GROUP, INC.


         INTERALLIED RESTAURANT GROUP, INC., a Nevada corporation (the "Corporation"), hereby certifies as follows:

         FIRST: That the Board of Directors of the Corporation, adopted by written consent, in lieu of a meeting, resolutions proposing and declaring advisable the following amendments to the Amended Certificate of Incorporation of the Corporation, and declaring that such proposed amendments be submitted for consideration by the stockholders of the Corporation entitled to vote in respect thereof. The resolution setting forth the proposed amendments is as follows:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended, as follows:

         Article FOUR of the Certificate of Incorporation, relating to the capitalization of the Corporation, be amended as follows:

         "FOURTH: (a) the Corporation shall be authorized to issue the following shares:

         Class                Number of Shares            Par Value
         -----                ----------------            ---------
         Common Stock            20,000,000                   $.01
         Preferred Stock          5,000,000                   $.001

                           (b) The board of directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the voting powers, full or limited or no voting powers, and such designations, powers, references and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock (including, without limitation, liquidation preferences, dividend rates, conversion rights and redemption provisions), and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of Nevada.

                           (c) No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the

         Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of the such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder."

         All issued and outstanding shares of Common Stock of this Corporation held by each holder of record on September 30, 1998 shall be automatically combined in a reverse stock split at the rate of 1-for-20, without any further action on the part of the holders thereof or this Corporation. No fractional shares of Common Stock shall be issued. All fractional shares shall be increased to the next higher whole number of shares."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,388,234 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.









                                              /s/ Ira Keeperman
                                             ---------------------------------
                                             President


                                              /s/ Patrice E. Croghan
                                             ---------------------------------
                                             Secretary


State of New York          )
                           )ss.
County of New York         )

         On ______________________, personally appeared before me, a Notary Public, ____________________________________, who acknowledged that they executed the above instrument.

                                              ----------------------------------
                                                      Signature of Notary



        (NOTARY STAMP OR SEAL)

                                        2